EXHIBIT 10.13

            TRANSBOTICS ENTERS INTO ROBOT DISTRIBUTION AGREEMENT WITH
                            KUKA ROBOTICS CORPORATION

CHARLOTTE, NC - January 16, 2006 - Transbotics Corporation, (OTC BB: TNSB) (www.transbotics.com), announced it has entered into a Systems Partner Agreement with Kuka Robotics Corporation. The Agreement authorizes Transbotics to offer KUKA's entire line of industrial robots to its customers for integrated, Tailor Made(TM), automatic material handling systems.

"This Agreement allows us to extend the breadth and sophistication of our integrated solutions to our customer's automatic material handling needs," stated Claude Imbleau, President of Transbotics Corporation. "We chose KUKA because of the flexibility and performance of its products, and particularly for its software-driven approach. We can easily integrate the software that controls our automatic-guided vehicle systems with KUKA robots through our unique TMO(TM) software. KUKA robots also integrate easily with a variety of third party technologies to provide maximum value to the customer. We foresee integrating KUKA robots, end-of arm-tooling, and vision systems with our automatic guided vehicles into Tailor Made Solutions(TM) for palletizing and other material handling solutions."

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a automation solutions integrator that manufactures, installs and supports various automation technologies including: AGVs, robots, conveyors, batteries, chargers, motors and other related products.

Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.




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Contact:
Claude Imbleau
President & CEO
(704) 362-1115 (x 200)